RESCISSION AGREEMENT

THIS RESCISSION AGREEMENT (“Agreement”) dated May 16, 2011, is by and between CMG Holdings, Inc. a Nevada Corporation (“CMG”) and Alan Morell (“Morrell”), James Ennis (“Ennis”) and Michael A. Vandetty (“Vandetty”); Morell, Ennis and Vandetty each individually referred to herein as an “Employee” and collectively, the “Employees”.

WHEREAS, CMG and the Employees entered into that certain agreement dated March 31, 2011 attached hereto (the “Issuance Agreement”) under which in consideration of the Employees forgiveness of bonuses payable by CMG, CMG agreed to issue the Employees an aggregate of 51 shares of Series A Preferred Stock of CMG (the “Preferred Stock”);

WHEREAS, CMG and the Employees desire to rescind the Issuance Agreement;

NOW THEREFORE, CMG and the Employees, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the sufficiency of which is acknowledged, agree as follows:

1. Recitals.  The above recitals are true, correct and are herein incorporated by reference.

2. Rescission.  Upon execution of this Agreement the parties rescind the Issuance Agreement and the transactions set forth therein, including, but not limited to the issuance of the Preferred Stock.

3. Effectiveness.  The Parties acknowledge that the Preferred Stock shall be transferred by book entry and there are no physical certificates representing the Preferred Stock.  Each of the Parties shall deliver such other documents, certificates and instruments as may be required by the terms of this Agreement.  Each Party agrees to exercise good faith and exert their respective best efforts to effectuate the intent of this Agreement.

4. Mutual Representations and Warranties of the Parties.  The Parties expressly warrant and represent to each other that they have been fully informed as to the terms, contents, conditions and effects of this Agreement and that they have executed the same freely and voluntarily and having had the opportunity to obtain the advice from their own attorneys and fully understand and intend this Agreement to be full, complete, and final as to all matters set forth herein.  Further, the Parties warrant and represent to each other that they have executed this Agreement with the full capacity and authorization to do so.  In executing this Agreement, the Parties also state and represent that they understand the terms of this Agreement are contractual and not merely a recital.  The Parties acknowledge, understand and agree that this Agreement shall bind it and its successors or assigns.

5. Entire Agreement and Amendment. This Agreement incorporates all of the terms and conditions of the Agreement between the Parties.  Each Party acknowledges that such Party has read and understands the Agreement and all documents to which such Agreement refers. Nothing shall serve to amend or modify any provisions hereof in any respect whatsoever unless reduced to writing and signed by each Party.  This Agreement contains the complete and exclusive expression of the understanding between the Parties hereto with respect to the rescission and waiver provided for herein and supersedes any prior negotiations or any prior contemporaneous agreements or representations, oral or written, expressed or implied, by or between the Parties hereto with respect to the subject matter hereof.

6. No Admissions.  Nothing in this Agreement constitutes an admission or other evidence of rights or liabilities of any Party or entity except with respect to the contractual rights and liabilities provided herein and in the documents executed pursuant hereto.

7. Choice of Law and Venue.  This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Nevada, without reference to the principles of conflicts of law.  Any claim arising from this Agreement shall only be brought in the County of Clark, State of Nevada, in state or federal court as appropriate.

8. Waiver of Trial by Jury.  The Parties agree that in the event any action is instituted to enforce the terms of this Agreement, they hereby waive trial by jury.

9. Non-Waiver Provision.  The failure of any Party to insist upon strict performance of any one or more of the terms and provisions of this Agreement, shall not be construed as a waiver or a relinquishment for the future of any such term or provision, and the same shall continue in full force and effect.  No waiver or relinquishment shall be deemed to have been made by either party unless in writing and signed by that Party.

10. Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first indicated above.

CMG HOLDINGS, INC.

By:   JAMES ENNIS
Its:   CHIEF FINANCIAL OFFICER

ALAN MORELL

JAMES ENNIS

MICHAEL A. VANDETTY